UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 18, 2017, National Rural Utilities Cooperative Finance Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named on Schedule I thereto, in connection with the issuance and sale of $450,000,000 aggregate principal amount of 2.40% Collateral Trust Bonds due 2022 (the “2022 Bonds”) and $350,000,000 aggregate principal amount of 3.05% Collateral Trust Bonds due 2027 (the “2027 Bonds,” and, together with the 2022 Bonds, the “Bonds”). The offering closed on April 25, 2017.

Copies of the Underwriting Agreement and the Forms of Global Certificates for the Bonds are filed as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ J. Andrew Don
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated: April 25, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 18, 2017, by and among the Company and J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named on Schedule I thereto.

4.1	Form of the Global Certificate for the 2022 Bonds.

4.2	Form of the Global Certificate for the 2027 Bonds.

5.1	Opinion of Hogan Lovells US LLP regarding legality of the Bonds.

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters in connection with the issuance and sale of the Bonds.

23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1).